FORM OF CITIGROUP PERFORMANCE STOCK AWARD AGREEMENT

Citigroup Inc.
Equity Award Agreement

1. Award Agreement.  Citigroup Inc. (“Citigroup”) hereby grants to {NAME} (the “Participant”), the award summarized below, pursuant to the terms of the 2009 Performance Stock Award Program (the “Program”).  The terms, conditions and restrictions of your award are contained in this Equity Award Agreement, including the attached Appendix (together, the “Agreement”), and are summarized, along with additional information, in the 2009 Performance Stock Award Program prospectus dated January 14, 2009, and any applicable prospectus supplements (together, a “Prospectus”).  Your award is also governed by the Citigroup 1999 Stock Incentive Plan, as amended and restated effective January 1, 2009, and as it may be further amended from time to time (the “Plan”).  For the award to be effective, you must accept below, acknowledging that you have received and read the Prospectus and this Agreement, including the Appendix.

2. 2009 Performance Stock Award Program Award Summary*

Deferred Stock Award Summary
Award Date:	January 14, 2009
Number of shares awarded at $10.61 Trigger Price	{# SHARES}†
Number of shares awarded at $17.85 Trigger Price	{# SHARES}†
Award Termination Date	January 14, 2013

† The portion of the award indicated will vest if and when the NYSE closing price of Citigroup stock equals or exceeds the applicable Trigger Price for at least 20 NYSE trading days within any period of 30 consecutive NYSE  trading days ending on or before the Award Termination Date.  If the applicable Trigger Price Condition (as defined in Section 2(a)(i)) is not attained, all or some of the shares awarded may still vest at the Award Termination Date, as provided in Section 2(a)(ii) of this Agreement.  If a Trigger Price Condition is attained prior to January 14, 2010, vesting of the related shares cannot occur until January 14, 2010.

3. Acceptance and Agreement by Participant. I hereby accept the award described above, and agree to be bound by the terms, conditions, and restrictions of such award as set forth in this Agreement, including the Appendix, and in the Prospectus (acknowledging hereby that I have read and that I understand such documents), the Plan and Citigroup’s policies, as in effect from time to time, relating to the administration of the Program and the Plan.  I understand that vesting is also conditioned upon continuous employment with the Company, and that an Award may be cancelled if there is a break in or termination of my employment with the Company.

CITIGROUP INC.	PARTICIPANT'S ACCEPTANCE:

By: ________________________	__________________________
[Name]	Name:
[Title]	GEID:

*The terms, conditions and restrictions applicable to your award, including what happens in the event of a termination or suspension of your employment, and including restrictions or a potential waiver of your rights that may apply pursuant to provisions of the Emergency Economic Stabilization Act of 2008, are contained in this Agreement, which includes the Appendix hereto, and are also summarized in the Prospectus.

CITIGROUP INC.
EQUITYAWARD AGREEMENT
APPENDIX

This Appendix constitutes part of the Equity Award Agreement (the “Agreement”) and is applicable to the 2009 Performance Stock Award Program award summarized on the first page of this Agreement. This Appendix is part of the Agreement and sets forth the terms and conditions and other information applicable to the deferred stock award (the “Award”) made to Participant under the Program, as described in the Award Summary on page 1.  The Award is denominated in shares of Citigroup common stock, par value $.01 per share (referred to herein as “shares” or “Citigroup stock”).  The “Company”, for purposes of this Agreement, shall mean Citigroup and its subsidiaries that participate in the Program, except where provided otherwise herein.

1. Terms and Conditions.  The terms, conditions, and restrictions of the Award are set forth below.  Certain of these provisions, along with other important information, are summarized in the 2009 Performance Stock Award Program prospectus dated January 14, 2009, and any applicable prospectus supplement (together, the “Prospectus”).  The terms, conditions, and restrictions of the Award include, but are not limited to, provisions relating to amendment, vesting, and cancellation of Awards, restrictions on the transfer of Awards, and additional restrictions or a potential modification or waiver of Participant’s rights to an Award, if required by the applicable provisions of the Emergency Economic Stabilization Act of 2008, or the terms of any relief provided thereunder that regulate Citigroup’s policies and practices with respect to corporate governance and executive compensation, as further described below.

By accepting an Award, Participant acknowledges that he or she has read and understands the Prospectus and the terms and conditions set forth in this Appendix.  Participant understands that this Award is entirely discretionary and that no right to receive the Award, or any other award, exists absent a prior written agreement to the contrary.

Participant understands that the value that may be realized from an Award, if any, is contingent and depends on the future market price of Citigroup stock, among other factors, and that because equity awards are discretionary, and intended to promote employee retention and stock ownership and to align employees’ interests with those of stockholders, equity awards are subject to vesting conditions and will be canceled if vesting conditions are not satisfied.

Any monetary value assigned to an Award in any communication regarding the Award is contingent, hypothetical, and for illustrative purposes only and does not express or imply any promise or intent by the Company to deliver, directly or indirectly, any certain or determinable cash value to Participant.  Receipt of an Award covered by this Agreement, or any other incentive award, is neither an indication nor a guarantee that an incentive award of any type or amount will be made in the future, and absent a written agreement to the contrary, the Company is free to change its practices and policies regarding incentive awards at any time in its sole discretion.

Any actual, anticipated, or estimated financial benefit to Participant from an Award is not and shall not be deemed to be a normal or an integral part of Participant’s regular or expected salary or compensation from employment for any purposes, including, but not limited to, calculating any statutory, common law or other severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company.

2. Vesting and Share Delivery.

(a) Vesting Date.  Except as provided otherwise in Section 4 of this Agreement, Participant may vest in all or a portion of an Award by remaining employed by the Company until the earlier to occur of one or both of the vesting dates described in Sections 2(a)(i), or the vesting date described in Section 2(a)(ii) (each a “Vesting Date”).  Vesting in each case provided below is subject to receipt of the information necessary to make required tax payments and confirmation by Citigroup that all conditions to vesting and distribution have been satisfied.

(i) If on or before the Award Termination Date indicated in the Award Summary on page 1 (the “Award Termination Date”) the Participant remains employed by the Company on the date that Citigroup stock attains a price-performance target indicated in the Award Summary and as described herein (each a “Trigger Price Condition”), the shares comprising the portion of the Award related to the Trigger Price Condition that has been satisfied shall vest on such date.  The Trigger Price Condition will be met if the New York Stock Exchange (“NYSE”) closing price of Citigroup stock equals or exceeds the applicable Trigger Price on 20 trading days in any period of 30 consecutive NYSE trading days ending on or before the Award Termination Date.  If the NYSE is not open for trading on the Award Termination Date, the immediately preceding trading day shall be considered the Award Termination Date.  Notwithstanding anything else in this Agreement to the contrary, if one or both Trigger Price Conditions are met prior to January 14, 2010, the Vesting Date pursuant to this Section 2(a)(i) shall be January 14, 2010.

(ii) If, on the Award Termination Date, the entire number of shares awarded has not vested pursuant to Section 2(a)(i) above, [and Participant remains employed by the Company or has retired while eligible under Sections 4(i) or 4(j) hereof,] each portion of the Award that has not yet vested shall vest on the Award Termination Date in an amount equal to the number of shares comprising the portion of the Award related to the Trigger Price Condition that was not attained multiplied by a fraction, the numerator of which is the NYSE closing price of Citigroup stock on the Award Termination Date and the denominator of which is the relevant Trigger Price.  Notwithstanding the foregoing, in no event may the number of shares vesting pursuant to this provision exceed 100% of the number of shares awarded pursuant to the portion of the Award to which the formula contained in this Section 2(a)(ii) is applied.

(b) Share Delivery.  Except as provided in Section 4(b), (e) or (h), vested shares (less any shares withheld for the payment of taxes) will be distributed to Participant on the 30th day after the Award Termination Date.  If a dividend record date occurs on or after a Vesting Date and prior to distribution of the vested shares, dividend equivalents shall accrue from such Vesting Date and shall be payable (less appropriate withholdings) on the 30th day after the Award Termination Date.  Dividend equivalents shall accrue during any period between a Vesting Date and distribution of the shares, and shall be paid (less appropriate withholdings) on the 30th day after the Award Termination Date (unless distribution and payment are accelerated as provided elsewhere in this Agreement).  No interest will be paid on any accrued dividend equivalents.

3. Fractional Shares.  Participant acknowledges that only whole shares of Citigroup stock may be delivered upon the vesting of a deferred stock award, and that while Citigroup will endeavor to compensate Participant in cash for any fractional shares Participant would otherwise be entitled to receive pursuant to the terms of an Award, due to foreign exchange controls that may be in effect from time to time in certain countries, there is no guarantee that such payments can be made to Participants residing outside of the United States, and the Company shall not be liable if for such reason payment is not made to a Participant.

4. Termination and Interruption of Employment.  Participation in the Program, including but not limited to Participant’s eligibility to vest in an Award pursuant to Section 2, is conditioned upon Participant’s continuous employment with the Company, except as otherwise provided below.

For all purposes related to an Award, Participant’s employment shall be deemed terminated on the date of Participant’s “separation from service” from the Company, except where specifically provided otherwise in this Agreement.  Whether a “separation from service” has occurred will be determined in accordance with the definition of such term in Treas. Reg. § 1.409A-1(h), which, unless provided otherwise by such definition (or elsewhere in this Agreement in a manner that does not conflict with such definition) shall be as of Participant’s last day of active service with the Company, regardless of any entitlement to notice, payment in lieu of notice, severance pay, termination pay, pension payment, or the equivalent that may be provided by any other plan, contract, or law.

If Participant’s continuous employment with the Company terminates or is interrupted for any reason stated below, Participant’s rights with respect to the Award will be affected as described below.

(a) Voluntary Resignation.  If Participant voluntarily terminates his or her employment with the Company except as expressly provided in Sections 4(i) and 4(j) below, participation in the Program will cease on the date Participant’s employment is so terminated and Participant shall have no further rights of any kind with respect to any unvested portion of the Award.  Any previously vested shares, and accrued dividend equivalents, if applicable (less appropriate withholdings for the payment of taxes), will be distributed to Participant on the 30th day after the Award Termination Date.

(b) Disability.  If, prior to the Award Termination Date, Participant provides proof satisfactory to the Company that Participant has been determined by the United States Social Security Administration to be totally disabled, any unvested portion of the Award will vest and the shares so vested and, if applicable, any previously vested shares, and accrued dividend equivalents, if applicable (less appropriate withholdings for the payment of taxes), will be distributed to Participant immediately.

(c) Approved Personal Leave of Absence (Non-Statutory Leave).  Participation in the Program will continue during the first six months of Participant’s personal leave of absence, provided that Participant’s leave of absence was approved by management of Participant’s business unit in accordance with the leave of absence policies applicable to Participant (an “approved personal leave of absence”).  Any unvested portion of the Award will be canceled as soon as the approved personal leave of absence has exceeded six months.  Any previously vested shares, and accrued dividend equivalents, if applicable (less appropriate withholdings for the payment of taxes), will be distributed to Participant on the 30th day after the Award Termination Date.

(d) Statutory Leave of Absence.  Participation in the Program will continue during a leave of absence that is approved by management of Participant’s business unit, is provided by applicable law and taken in accordance with such law and applicable Company policy (a “statutory leave of absence”).  If a statutory leave of absence is followed without interruption by an approved personal leave of absence, any unvested portion of the Award will be canceled as of the date that the combined leaves, if continuous, have exceeded six months.  Any previously vested shares, and accrued dividend equivalents, if applicable (less appropriate withholdings for the payment of taxes), will be distributed to Participant on the 30th day after the Award Termination Date.

(e) Death.  If Participant’s employment terminates by reason of Participant’s death on or prior to the Award Termination Date, any unvested portion of the Award will vest and the shares so vested and, if applicable, any previously vested shares, and accrued dividend equivalents, if applicable (less appropriate withholdings for the payment of taxes), will be distributed to Participant’s estate immediately.

(f) Involuntary Termination.

(i) If, prior to a Vesting Date, the Company terminates Participant’s employment for any reason, any unvested portion of the Award will be canceled as of the termination date of Participant’s employment.  Except as provided by subparagraph (ii) below, any previously vested shares, and accrued dividend equivalents, if applicable (less appropriate withholdings for the payment of taxes), will be distributed to Participant on the 30th day after the Award Termination Date.

(ii) Notwithstanding any provisions of this Agreement to the contrary, if on or prior to the 30th day after the Award Termination Date the Company terminates Participant’s employment because of Participant’s “gross misconduct” (as defined below), the right to receive a distribution of any previously vested shares, and accrued dividend equivalents, if applicable, will be forfeited.  For purposes of this Agreement, “gross misconduct” means any conduct that (A) is in competition with the Company’s business operations, (B) that breaches any obligation that Participant owes to the Company or Participant’s duty of loyalty to the Company, (C) is materially injurious to the Company, monetarily or otherwise, or (D) is otherwise determined by the Personnel and Compensation Committee of the Citigroup Board of Directors (the “Committee), in its sole discretion, to constitute gross misconduct.  For purposes of this Section 4(f), “Company” shall mean Citigroup and any of its subsidiaries.

(g) Transfer to Non-Participating Subsidiary.

(i) If Participant transfers to a subsidiary that is a member of the “controlled group” of Citigroup (as defined below), participation in the Program will continue, subject to all other terms and conditions of this Agreement.

(ii) If Participant transfers to a subsidiary that is not a member of the “controlled group” of Citigroup (as defined below), any unvested portion of the Award will be canceled as of the termination date of Participant’s employment.  Any previously vested shares, and accrued dividend equivalents, if applicable (less appropriate withholdings for the payment of taxes), will be distributed to Participant on the 30th day after the Award Termination Date.

For purposes of this Agreement, “controlled group” has the meaning set forth in Treas. Reg. § 1.409A-1(h)(3).

(h) Employing Company is Acquired by Another Entity (Change in Control).  If Participant is employed by a company or other legal entity that is acquired by another entity in a transaction that is described in Section 409A(a)(2)(A)(v) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder (a “change in control”), any unvested portion of the Award will vest immediately and the shares so vested, and if applicable, any previously vested shares, and accrued dividend equivalents, if applicable (less appropriate withholdings for the payment of taxes), will be distributed to Participant on the effective date of the change in control.

[NOTE: SUB-PARAGRAPHS (I), (J), (K), AND (L) BELOW DO NOT APPLY TO NAMED EXECUTIVE OFFICERS IN THE 2009 PROXY STATEMENT]

(i) Satisfying the “Rule of 75.”  If Participant voluntarily retires from the Company having completed a number of full years of service with the Company that, when added to his or her age, equals at least 75, participation in the Program will continue.  If Participant is not, at any time up to and including the Award Termination Date, employed by a “significant competitor” of the Company (as defined in Section 4(l) below), Participant will be entitled to participate in any vesting pursuant to a Vesting Date that occurs after the date of Participant’s retirement.  Any shares that vested before, or that vest after Participant’s retirement date, and accrued dividend equivalents, if applicable (less appropriate withholdings for the payment of taxes), will be distributed to Participant on the 30th day after the Award Termination Date.

(j) Satisfying the “Rule of 60.”  If Participant does not satisfy the conditions of Section 4(i) above, but voluntarily retires from the Company when Participant (i) is at least age 50 and has completed at least five full years of service with the Company and Participant’s age plus the number of full years of service with the Company equals at least 60, or (ii) is under age 50, but has completed at least 20 full years of service with the Company and Participant’s age plus the number of full years of service with the Company equals at least 60, then participation in the Program will continue.  If Participant is not, at any time up to and including the Award Termination Date, employed by a “significant competitor” of the Company (as defined in Section 4(l) below), Participant will be entitled to participate in any vesting pursuant to a Vesting Date that occurs after the date of Participant’s retirement.  Any shares that vested before, or that vest after Participant’s retirement date, and accrued dividend equivalents, if applicable (less appropriate withholdings for the payment of taxes), will be distributed to Participant on the 30th day after the Award Termination Date.

(k) Additional Conditions Applicable to Post-Employment Participation.  The Committee may cancel any unvested portion of an Award if it determines that Participant has, since the termination of Participant’s employment with the Company, engaged in conduct that breaches any obligation or duty of loyalty to the Company or that is materially injurious to the Company, monetarily or otherwise.  For purposes of this Section 4(k), “Company” shall mean Citigroup and any of its subsidiaries.

(l) Definition of “Significant Competitor.”  For purposes of this Agreement, a “significant competitor” of the Company shall mean any company or other entity designated by the Committee as such and included on a list of “significant competitors” that will be made available to Participant and which may be updated from time to time.  If Participant has terminated employment with the Company, a “significant competitor” shall mean a company or other entity included on the list in effect at the time Participant’s employment with the Company was terminated.  For purposes of this Section 4(l), “Company” shall mean Citigroup and any of its subsidiaries.

5. Non-Transferability.  Neither the Award, nor any portion of the Award, may be sold, pledged, hypothecated, assigned, margined or otherwise transferred, other than by will or the laws of descent and distribution, and no Award or interest or right therein shall be subject to the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy or divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way.  Participant agrees that any purported transfer shall be null and void, and shall constitute a breach of this Agreement causing damage to the Company for which the remedy shall be a cancellation of the Award.  During Participant’s lifetime, all rights with respect to the Award shall be exercisable only by Participant, and any and all payments in respect of the Award shall be to Participant only.  The Company shall be under no obligation to entertain, investigate, respect, preserve, protect or enforce any actual or purported rights or interests asserted by any creditor of Participant or any other third party in the Award, and Participant agrees to take all reasonable measures to protect the Company against any such claims being asserted in respect of Participant’s Award and to reimburse the Company for any and all reasonable expenses it incurs defending against or complying with any such third-party claims if Participant could have reasonably acted to prevent such claims from being asserted against the Company.

6. Stockholder Rights.  Participant shall have no rights as a stockholder of Citigroup over any shares covered by an Award, except to the limited extent that dividend equivalents may be earned with respect to vested shares prior to their distribution, as provided in Section 2(b).

7. Right of Set Off.  Participant agrees that the Company may, to the extent permitted by applicable law, retain for itself funds or securities otherwise payable to Participant pursuant to this Award or any award under any equity award program administered by Citigroup to offset any amounts paid by the Company to a third party pursuant to any award, judgment, or settlement of a complaint, arbitration, or lawsuit of which Participant was the subject; to satisfy any obligation or debt that Participant owes the Company or its affiliates; or in the event any equity award is canceled pursuant to its terms.  The Company may not retain such funds or securities and set off such obligations or liabilities, as described above, until such time as they would otherwise be distributable to Participant in accordance with the applicable award terms.

8. Consent to Electronic Delivery.  In lieu of receiving documents in paper format, Participant hereby agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that Citigroup may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms or communications) in connection with the Award covered by this Agreement and any other prior or future incentive award or program made or offered by Citigroup or its predecessors or successors.  Electronic delivery of a document to Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which Participant has access.

9. Plan Administration.  The Award described in this Agreement has been granted subject to the terms of the Plan, and the shares deliverable to Participant in connection with an Award will be from the shares available for grant pursuant to the terms of the Plan.

10. Adjustments.  In the event of any change in Citigroup’s capital structure on account of (i) any extraordinary dividend, stock dividend, stock split, reverse stock split or any similar equity restructuring; or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting Citigroup’s capital structure, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make such appropriate equitable adjustments as may be permitted by the terms of the Plan and applicable law, to the Trigger Price Conditions and to the number or kind of shares subject to an Award.  All such adjustments shall conform to the requirements of Section 409A of the Code, to the extent applicable, and with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code, without regard to subsection (m)(5) thereof.  Citigroup shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.  Notwithstanding the foregoing, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or the Company, and neither the Committee nor Citigroup shall be bound to compensate any Participant for any such adjustment not made, nor shall they be liable to Participant for any additional personal tax or other consequences of any adjustments that are made to an Award.

11. Taxes and Tax Residency Status.  By accepting the Award, Participant agrees to pay all applicable income and/or social taxes and file all required tax returns in all jurisdictions where Participant is subject to tax and/or an income tax filing requirement.  If Participant is an employee in one of Citigroup’s expatriate programs, he or she agrees to pay all applicable income and/or social taxes and file all tax returns in accordance with the applicable expatriate policy.  To assist Citigroup in achieving full compliance with its obligations under the laws of all relevant taxing jurisdictions, Participant agrees to keep complete and accurate records of his or her income tax residency status and the number and location of workdays outside his or her country of income tax residency from the date of an Award until the later of the vesting of an Award or the subsequent sale of any shares received in connection with an Award.  By signing this Agreement, Participant also agrees to provide, upon request, information about his or her tax residency status to Citigroup during such period.  Participant will be responsible for any income tax due, including penalties and interest, arising from any misstatement by Participant regarding such information.

12. Entire Agreement; No Right to Employment. The Prospectus and the Agreement constitute the entire understanding between the Company and Participant regarding the Award and supersede all previous written, oral, or implied understandings between the parties hereto about the subject matter hereof, including any written or electronic agreement, election form or other communication to, from or between Participant and the Company.  Nothing contained herein, in the Plan, or in any Prospectus shall confer upon Participant any rights to continued employment or employment in any particular position, at any specific rate of compensation, or for any particular period of time.

13. Amendment.  The Committee may in, its sole discretion, modify, amend, terminate or suspend the Award or the Program at any time, except that no termination, suspension, modification or amendment of the Award or the Program shall (i) cause the Award or the Program to become subject to, or violate, Section 409A of the Code or EESA (as defined in Section 15), or (ii) except as provided in Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder or as described in Section 15 hereof, adversely affect Participant’s rights with respect to the Award, as determined by the Committee, without Participant’s written consent.

14. Section 409A Compliance.

(a) Participant understands that as a result of Section 409A to the Code, if Participant is a U.S. taxpayer he or she could be subject to adverse tax consequences if the Award, the Program and/or the Plan are not administered in accordance with the requirements of Section 409A of the Code.  Citigroup may modify the provisions of the Award, the Program and/or the Plan, as necessary, to conform them to the requirements of Section 409A of the Code or other changes in applicable law.  To the extent Citigroup amends the Award, the Program or the Plan, Participant will receive a supplement to the Prospectus describing any such changes.

(b) BY ACCEPTING THIS AWARD, PARTICIPANT HEREBY CONSENTS TO THE AMENDMENT OR MODIFICATION OF ANY OUTSTANDING AWARD(S) HERETOFORE GRANTED TO OR ENTERED INTO WITH PARTICIPANT, IN LIKE MANNER AND PURPOSE AS PROVIDED BY SECTION 14(a) OF THIS AGREEMENT, TO THE EXTENT ANY SUCH AWARDS MAY VIOLATE SECTION 409A OF THE CODE; PROVIDED, HOWEVER, THAT (i) UNLESS THE COMMITTEE DETERMINES OTHERWISE, ANY AMENDMENT OR MODIFICATION TO OUTSTANDING AWARD(S) PURSUANT TO THIS SECTION 14(b) SHALL MAINTAIN, TO THE MAXIMUM EXTENT PRACTICABLE, THE ORIGINAL INTENT OF THE APPLICABLE PROVISION WITHOUT CONTRAVENING THE PROVISIONS OF SECTION 409A OF THE CODE.  THE AMENDMENT OR MODIFICATION OF ANY AWARD(S) PURSUANT TO THIS PROVISION SHALL BE AT THE COMPANY’S SOLE DISCRETION AND THE COMPANY SHALL NOT BE OBLIGATED TO AMEND OR MODIFY ANY SUCH AWARD(S) OR THIS AWARD, THE PROGRAM OR THE PLAN, NOR SHALL THE COMPANY BE LIABLE FOR ANY ADVERSE TAX OR OTHER CONSEQUENCES TO PARTICIPANT RESULTING FROM SUCH AMENDMENTS OR MODIFICATIONS OR THE COMPANY’S FAILURE TO MAKE ANY SUCH AMENDMENTS OR MODIFICATIONS FOR PURPOSES OF COMPLYING WITH SECTION 409A OF THE CODE OR FOR ANY OTHER PURPOSE.  TO THE EXTENT CITIGROUP AMENDS OR MODIFIES ANY OUTSTANDING AWARD(S) OR THIS AWARD PURUSANT TO SECTIONS 13 OR 14 OF THIS AGREMENT, PARTICIPANT SHALL RECEIVE A SUPPLEMENT TO THE PROSPECTUS DESCRIBING ANY SUCH CHANGES AND, UNLESS THE COMMITTEE DETERMINES OTHERWISE, THE CHANGES DESCRIBED IN THE SUPPLEMENT SHALL BE DEEMED TO AMEND THE TERMS AND CONDITIONS OF THE APPLICABLE AWARD AGREEMENTS.

15. Compliance with Emergency Economic Stabilization Act of 2008.  Participant acknowledges that if Participant and any Award governed by this Agreement are subject to Section 111 of the Emergency Economic Stabilization Act of 2008 and any regulations or interpretations that may from time to time be promulgated thereunder (“EESA”), then any payment of any kind provided for by this Agreement must comply with EESA, and that this Agreement shall be interpreted or reformed to so comply.  If the making of any payment pursuant to this Agreement would violate EESA, or if the making of such payment may in the judgment of the Company limit or adversely impact the ability of the Company to participate in, or the terms of the Company’s participation in, the Troubled Asset Relief Program, the Capital Purchase Program, or to qualify for any other relief under EESA, Participant shall be deemed to have waived his or her right to such payment.  In addition, if applicable, Participant acknowledges that the Award is subject to forfeiture or repayment if the Award is based on performance metrics that are materially inaccurate.  If applicable, Participant also hereby grants to the U. S. Treasury and the Company a waiver releasing the U.S. Treasury and the Company from any claims that Participant may otherwise have as a result of the issuance of any regulations which adversely modify the terms of an Award that would not otherwise comply with the executive compensation and corporate governance requirements of EESA or any securities purchase agreement or other agreement entered into between the Company and the U.S. Treasury pursuant to EESA.

16. Arbitration; Conflict; Governing Law.  Any disputes related to the Award shall be resolved by arbitration in accordance with the Company’s arbitration policies.  In the absence of an effective arbitration policy, Participant understands and agrees that any dispute related to an Award shall be submitted to arbitration in accordance with the rules of the American Arbitration Association, if so elected by the Company in its sole discretion.  In the event of a conflict between the Prospectus and this Agreement, this Agreement shall control.  In the event of a conflict between this Agreement and the Plan, the Plan shall control.  This Agreement shall be governed by the laws of the State of New York (regardless of conflict of laws principles) as to all matters, including, but not limited to, the construction, application, validity and administration of the Program.

17. Disclosure Regarding Use of Personal Information and Participant’s Consent.

(a) Definition and Use of “Personal Information.”  In connection with the grant of this Award, and any other award under the Program or any other equity award program, and the implementation and administration of any such program, including, without limitation, Participant’s actual participation, or consideration by the Company for potential future participation, in any program at any time, it is or may become necessary for the Company to collect, transfer, use, and hold certain personal information regarding Participant in and/or outside of Participant’s home country.

The “personal information” that Citigroup may collect, process, store and transfer for the purposes outlined above may include Participant’s name, nationality, citizenship, tax or other residency status, work authorization, date of birth, age, government/tax identification number, passport number, brokerage account information, GEID or other internal identifying information, home address, work address, job and location history, compensation and equity award information and history, business unit, employing entity, and Participant’s beneficiaries and contact information.  Participant may obtain more details regarding the access and use of his/her personal information, and may correct or update such information, by contacting his/her human resources representative or local equity coordinator.

Use, transfer, storage and processing of personal information, electronically or otherwise, may be in connection with the Company’s internal administration of its equity award programs, or in connection with tax or other governmental and regulatory compliance activities directly or indirectly related to an equity award program.  For such purposes only, personal information may be used by third parties retained by the Company to assist with the administration and compliance activities of its equity award programs, and may be transferred by the company that employs (or any company that has employed) Participant from Participant’s home country to other Citigroup entities and third parties located in the United States and in other countries.  Specifically, those parties that may have access to Participant’s information for the purposes described herein include, but are not limited to, (i) human resources personnel responsible for administering the equity award programs, including local and regional equity award coordinators, and global coordinators located in the United States; (ii) Participant’s U.S. broker and equity account administrator and trade facilitator; (iii) Participant’s U.S., regional and local employing entity and business unit management, including Participant’s supervisor and his/her superiors; (iv) the Committee or its designee, which is responsible for administering the Plan; (v) Citigroup’s technology systems support team (but only to the extent necessary to maintain the proper operation of electronic information systems that support the equity award programs); and (vi) internal and external legal, tax and accounting advisors (but only to the extent necessary for them to advise the Company on compliance and other issues affecting the equity award programs in their respective fields of expertise).  At all times, Company personnel and third parties will be obligated to maintain the confidentiality of Participant’s personal information except to the extent the Company is required to provide such information to governmental agencies or other parties.  Such action will always be undertaken only in accordance with applicable law.

(b) Participant’s Consent.  BY ACCEPTING THIS AWARD, PARTICIPANT EXPLICITLY CONSENTS (I) TO THE USE OF PARTICIPANT’S PERSONAL INFORMATION FOR THE PURPOSE OF BEING CONSIDERED FOR PARTICIPATION IN FUTURE EQUITY OR OTHER AWARD PROGRAMS (TO THE EXTENT HE/SHE IS ELIGIBLE UNDER APPLICABLE PROGRAM GUIDELINES, AND WITHOUT ANY GUARANTEE THAT ANY AWARD WILL BE MADE); AND (II) TO THE USE, TRANSFER, PROCESSING AND STORAGE, ELECTRONICALLY OR OTHERWISE, OF HIS/HER PERSONAL INFORMATION, AS SUCH USE HAS OCCURRED TO DATE, AND AS SUCH USE MAY OCCUR IN THE FUTURE, IN CONNECTION WITH THIS OR ANY OTHER EQUITY OR OTHER AWARD, AS DESCRIBED ABOVE.

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